Exhibit 99.1

Apollo Solar Energy Appoints New Chief Financial Officer.

Chengdu, China, June 11, 2010/ PR Newswire-Asia-First Call -- Apollo Solar Energy, Inc. (OTCBB: ASOE) (“Apollo Solar” or “the Company”), a refiner and producer of high purity tellurium (Te) and tellurium-based metals for the solar photovoltaic (PV) industry and specific segments of the electronic materials market worldwide, in the People's Republic of China, today announced that the Company has appointed Mr. Wilson W. Liu as Chief Financial Officer of the Company.

Under the terms of his employment agreement, Mr. Liu will receive an annual base salary of $87,976 during his first year of employment, which amount will increase to $105,572 and $123,167 in the second and third years of his employment, respectively.  Mr. Liu was also granted stock options to acquire up to 500,000 shares of the Company’s common stock, the first 200,000 of which will vest in equal monthly installments during his first year of employment, and the remaining 300,000 of which will vest in equal monthly installments during the second and third years of employment.  The options have an exercise price equal to the fair market value of the Company’s common stock on the date of grant.

From May 2009 to May 2010, Mr. Liu, age 42, served as Chief Financial Officer of Jiangsu Sanhuan Industry & Commerce Co Ltd., a China-based environmental equipment manufacturer.  From January 2004 through December 2007, Mr. Liu served as Assistant Vice President of the Audit and Compliance Department of the New York Stock Exchange (the “NYSE”), where he conducted business review and process audits of Chinese companies to ensure compliance with NYSE Equities and Options rules, corporate governance requirements, the Sarbanes-Oxley Act of 2002, and the rules and regulations of the Securities and Exchange Commission. Mr. Liu has been a Certified Public Accountant since 2005.

In connection the hiring of Mr. Liu, Ms. Xuefeng Li, our current interim Chief Financial Officer, ceased to act in such role and will continue to serve as Chief Accounting Officer of Sichuan Apollo Solar Science & Technology Co., Ltd, the Company’s wholly-owned subsidiary.

“We are very pleased to appoint Mr. Liu as Chief Financial Officer of Company, " Mr. Renyi Hou, the CEO of the Company commented.  “Mr. Liu has experience working in the audit and compliance department of the NYSE, and we expect that he will play a leading role in our corporate governance and fundraising endeavors in the future, as well as help promote the Company’s management team to a new level.”

“I'm also very pleased to take the position of Chief Financial Officer of Apollo,” Mr. Wilson Liu commented. “I feel it is both my honor and my duty to help direct the new renewable energy industry in China, as I believe that solar is the future of renewable energy.  I selected Apollo as a strategic partner for my career development because I believe that Apollo will be a pioneer in the thin film solar PV sector.  I look forward to a long-term and cooperative relationship with the Company.”

About Apollo Solar Energy, Inc.

Apollo Solar Energy, Inc., through its wholly owned subsidiary, Sichuan Apollo Solar Science and Technology Co., Ltd, is primarily engaged in refining and producing tellurium (Te) and high-purity tellurium based metals for specific segments of the electronic materials market.  The Company's products include CdTe thin-film compounds, CIGS thin-film compounds, ultra- high purity metals and commercial-purity metals.

Safe Harbor Statement

The statements contained in this press release that are not historical facts are "forward-looking statements" within the meaning of Section 21E of the Securities and Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as "believes," "expects," "may," "will," "should," or "anticipates," or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. In particular, the statements regarding the Company’s expectation that Mr. Liu will play a leading role in our corporate governance and fund raising endeavors in the future are examples of such forward-looking statements. The forward-looking statements include risks and uncertainties, including but not limited to, general economic conditions and regulatory developments, not within our control. The factors discussed herein and expressed from time to time in our filings with the Securities and Exchange Commission could cause actual results and developments to be materially different from those expressed or implied by such statements. The forward-looking statements are made only as of the date of this press release, and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstance.

     For more information, please contact:

     Company:
     Dr. Jingong Pan, VP of IR
     Email: drpan27@gmail.com
     Tel: 732-261-2099

     Investor Relations:
     John Campo, IR consultant
     Wall Street International
     E-mail: campojb@yahoo.com
     Phone: 410-236-8200